UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2013

FNB United Corp.
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 South Fayetteville Street, Asheboro, North Carolina 27203
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02     Termination of a Material Definitive Agreement

On June 10, 2013, the Office of the Comptroller of the Currency (“OCC”) terminated the Consent Order (“Order”) that it had issued against FNB United Corp.'s bank subsidiary, CommunityOne Bank, N.A., Asheboro, North Carolina (“CommunityOne”). The OCC is the primary federal regulator for CommunityOne.

The Order, which had been issued on July 22, 2010 pursuant to a Stipulation and Consent of an Issuance of a Consent Order, dated that same date, had among other things, included a capital directive that required CommunityOne to maintain total capital at least equal to 12% of risk-weighted assets and Tier 1 leverage capital at least equal to 9% of adjusted total assets, as well as a directive to develop a liquidity risk management and contingency funding plan. It also required CommunityOne to develop and maintain various programs, policies and procedures to improve CommunityOne's asset quality, improve the bank's loan portfolio management and credit administration, reduce classified assets, credit risk and credit concentration, improve liquidity, implement an independent appraisal review and analysis process, maintain an adequate allowance for loan losses, strengthen internal controls, and develop and submit a long term written strategic and capital plan. The Order had been attached as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on July 28, 2010 by FNB United Corp. CommunityOne has continuing obligations to, among other things, adhere to its 2013 Business Plan for which CommunityOne has obtained supervisory non-objection, including maintaining the capital ratios in the Plan, and will continue to have restrictions on its ability to pay dividends.

With the lifting of the Order, CommunityOne is now considered “well-capitalized” under the Prompt Corrective Action provisions of the Federal Deposit Insurance Act.

ITEM 2.01     Completion of Acquisition or Disposition of Assets

On June 8, 2013, at 12:01 a.m. (“Merger Date”), CommunityOne completed the merger (“Bank Merger”) of its sister bank, Bank of Granite, into CommunityOne, with CommunityOne as the surviving national bank subsidiary of FNB United. Under the terms of the Bank Merger, the separate existence of Bank of Granite ceased as of the Merger Date, and all of the property, assets, and rights of every kind and character of Bank of Granite was, by operation of law on the Merger Date, transferred to and vested in CommunityOne, and CommunityOne succeeded to all the rights, privileges, immunities, powers, purposes and franchises of Bank of Granite. Upon completion of the merger, the headquarters and 13 branches of Bank of Granite became and are now operated as, branches of CommunityOne. Branch consolidations occurred in Boone, Cornelius, Hickory (2 branches), Statesville and Wilkesboro. As of the Merger Date, all of the common stock of CommunityOne remained outstanding and owned by FNB United and all of the common stock of Bank of Granite was canceled without consideration.

On the same date and time, and pursuant to a Plan of Merger, Bank of Granite Corporation, the holding company for Bank of Granite and a wholly owned subsidiary of FNB United, was merged into FNB United, with FNB United as the surviving North Carolina corporation.

On June 10, 2013, CommunityOne issued a press release announcing the completion of the Bank Merger and the termination of the Order. This release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01

(d) Exhibits.

Exhibit No.     Description of Exhibit

99.1
Press Release, dated June 10, 2013, announcing completion of the merger of Bank of Granite into CommunityOne Bank, N.A. and termination of CommunityOne's Consent Order with the Office of the Comptroller of the Currency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2013	FNB United Corp.
(Date)	(Registrant)

/s/ David L. Nielsen

David L. Nielsen Chief Financial Officer